UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2019

Parsons Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-07782	95-3232481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 Trinity Parkway #300

Centreville, Virginia 20120

(Address of principal executive offices) (Zip Code)

(703) 988-8500

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each classTrading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value PSN	New York Stock Exchange

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his previously reported departure as Chief Transformation Officer, Adam Taylor and Parsons Corporation (the “Corporation”) entered into a Separation Agreement, effective December 4, 2019, which includes the following material terms and conditions:

(1) non-solicit, confidentiality and non-compete provisions by Mr. Taylor;

(2) the Corporation shall pay Mr. Taylor the following financial compensation with all amounts to be paid in cash:

(a)

An amount of $405,000 (the equivalent of one full year of salary) to be paid in four installments of $101,250 each on the following dates: (i) within thirty days of Mr. Taylor’s execution of the Separation Agreement; (ii) on February 15, 2020; (iii) on July 1, 2020; and (iv) on October 1, 2020;

(b)	An amount of $37,000 to offset twelve months of Mr. Taylor’s COBRA premiums to be paid within thirty days of Mr. Taylor’s execution of the Separation Agreement;
(c)

An amount of $11,000 (the estimated value of Mr. Taylor’s 2019 401(k) match, less standard withholding and authorized payroll deductions) to be paid within thirty days of Mr. Taylor’s execution of the Separation Agreement;

(d)

Mr. Taylor’s 2019 short-term incentive award equal to 75% of Mr. Taylor’s annual salary of $405,000, adjusted for actual metric performance achievement in accordance with the terms of the Plan, to be paid on March 31, 2020;

(e)

6,177 Restricted Award Units (RAUs) of Mr. Taylor’s outstanding unvested New Hire Restricted Award Grant, payable in cash, pursuant to a stock price valuation based upon the trailing 60-trading day weighted average up to and including May 4, 2020, to be paid on May 31, 2020;

(f)

6,399 Restricted Award Units (RAUs) of Mr. Taylor’s outstanding unvested New Hire Restricted Award Grant, payable in cash, pursuant to a stock price valuation based upon the trailing 60-trading day weighted average up to and including May 4, 2021, to be paid on May 31, 2021; and

(g)

The accelerated vesting of 2/3rds of each of Mr. Taylor’s 2018-2020 Restricted Award Units (RAUs), Long Term Growth Plan (LTGP) Units and Shareholder Value Plan (SVP) Units,  based on actual performance as applicable, payable in cash, pursuant to a stock price valuation based upon the trailing 60-trading day weighted  average up to and including December 31, 2020, to be paid on March 31, 2021 following completion of the 2018-2020 LTI performance cycle; and

(3) the Corporation may provide outplacement support if requested by Mr. Taylor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSONS CORPORATION
Date: December 4, 2019	By:	/s/ Michael R. Kolloway
Michael R. Kolloway
Chief Legal Officer and Secretary